EIGHTH AMENDMENT TO CREDIT

                             AND GUARANTY AGREEMENT

      THIS EIGHTH AMENDMENT, dated as of November 29, 1999 (this "Amendment"), to the Existing Credit Agreement referred to below, is among IMO INDUSTRIES INC., a Delaware corporation (the "Borrower"), COLFAX CORPORATION (formerly known as II Acquisition Corp.), a Delaware corporation (the "Parent"), and the Lenders (as defined below) parties hereto.

                             W I T N E S S E T H:
                             -------------------

      WHEREAS, the Borrower, the Parent, certain financial institutions from time to time parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia, as the Administrative Agent and the Documentation Agent, and NationsBanc Capital Markets, Inc., as the Syndication Agent, have entered into the Credit and Guaranty Agreement, dated as of August 29, 1997 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement" and, as amended by, and together with, this Amendment, the "Credit Agreement"); and

      WHEREAS, the Borrower and the Parent have requested that the Existing Credit Agreement be amended in certain respects and that the Lenders waive certain requirements of, and provide their consent with respect to certain transactions which would otherwise be prohibited by the provisions of, the Existing Credit Agreement and the Lenders have agreed to amend the Existing Credit Agreement and to grant such waivers and consents (subject to the terms and conditions of this Amendment);

      NOW, THEREFORE, in consideration of the premises and the other provisions herein contained, the parties hereto hereby agree as follows.

                                     PART I

                                   DEFINITIONS

      SUBPART I.1.  Use of Defined Terms.  Unless otherwise defined herein or
                    --------------------
the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings set forth in the Existing Credit Agreement.

                                     PART II

                        AMENDMENTS, WAIVERS AND CONSENTS

                        TO THE EXISTING CREDIT AGREEMENT

      Effective upon (and subject to) the occurrence of the Eighth Amendment Effective Date (as defined in Subpart 3.1) or, as applicable, the Sierra Acquisition Effective Date (as defined in Subpart 3.2), certain terms and provisions of the Existing Credit Agreement are hereby amended, and the waivers and consent described below are hereby granted, all in accordance with this Part. Except as so amended or modified by this Amendment, the Existing Credit Agreement and the Loan Documents shall continue in full force and effect in accordance with their terms.

      SUBPART II.1.  Amendment to Article I.  Article I of the Existing
                     ----------------------
Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through
                                                      --------------
2.1.2.

-----

      SUBPART II.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical sequence:

            "Amendment No. 8" means the Eighth Amendment, dated as of
             ---------------
      November 29, 1999, to this Agreement among the Borrower, the Parent and the Lenders parties thereto.

            "Conduit" means Liberty Street Funding Corp., a Delaware
             -------
corporation.

            "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which a Receivables Obligor becomes or is obligated to make payment in respect of such Receivable.

            "Eighth Amendment Effective Date" is defined in Subpart 3.1 of
             -------------------------------
      Amendment No. 8.

            "Illinois Fee Property" is defined in Subpart 3.2.3 of Amendment
             ---------------------
      No. 8.

            "Illinois Lease" is defined in Subpart 3.2.3 of Amendment No. 8.
             --------------

            "Illinois Leased Property" is defined in Subpart 3.2.3 of
             ------------------------
      Amendment No. 8.

            "Mortgage Amendment" is defined in Subpart 3.2.3 of Amendment No. 8.
             ------------------

            "Permitted Receivables Transaction" means the transaction effected pursuant to the Transaction Documents (as such term is defined in the Receivables Purchase Agreement) providing for the sale or financing of Receivables and Related Rights by the Borrower and its U.S. Subsidiaries with no more than customary limited recourse based on the collectability of the Receivables sold.

            "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of November 29, 1999 among the Borrower and Warren Pumps, Inc., as originators, the Borrower, as servicer, and the Conduit, as purchaser.

            "Receivable" means (a) any indebtedness and other obligations owed to the Borrower or any U.S. Subsidiary by, or any right of the Borrower or any U.S. Subsidiary to payment from or on behalf of, a Receivables Obligor whether constituting an account, chattel paper, instrument or general intangible arising in connection with the sale of goods or the rendering of services by such Person, and includes the obligation to pay any finance charges, fees and other charges with respect thereto; provided, that none of the foregoing shall be deemed to be a "Receivable" hereunder unless and until the same shall be purchased by Receivables Co. pursuant to the terms of the Permitted Receivables Transaction and (b) any "Receivable" purchased from the Borrower or any U.S. Subsidiary (other than Receivables Co.) by Receivables Co. pursuant to the terms of the Permitted Receivables Transaction.

            "Receivables Co." means Imo Funding Company, LLC, a special
             ---------------
      purpose, bankruptcy-remote wholly-owned U.S. Subsidiary of the Borrower organized under the laws of the state of Delaware.

            "Receivables Facility Outstandings" means, at any date of determination, with respect to the Permitted Receivables Transaction, the aggregate cash proceeds received by the Borrower or any of its wholly-owned U.S. Subsidiaries from the sale or financing of Receivables and Related Rights pursuant to the Permitted Receivables Transaction which Receivables and Related Rights are outstanding on the date of determination, which amount shall be equal to the amount of Capital (as defined in the Receivables Purchase Agreement) outstanding on such date of determination.

            "Receivables Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

            "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of November 29, 1999 among Receivables Co., as seller, the Borrower, as servicer, the Conduit, as issuer, and Scotiabank, as administrator.

            "Related Rights" means,
             --------------

            (a) all rights to, but not the obligations under, all Related Security;

            (b) all monies due or to become due with respect to any Receivable and any of the foregoing;

            (c) all books and records related to any Receivable and any of the foregoing; and


            (d) all proceeds thereof (as defined in the U.C.C.) received on or after the date hereof including, without limitation, all funds which either are received by the Borrower or any U.S. Subsidiary from or on behalf of the Receivables Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Receivables Obligors (including, without limitation, insurance payments, if any, that the Borrower or any U.S. Subsidiary applies in the ordinary course of its business to amounts owed in respect of any Receivable).

            "Related Security" means, with respect to any Receivable:

            (a) all of the Borrower's or any U.S. Subsidiary's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

            (b) all instruments and chattel paper that may evidence such Receivable,

            (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all U.C.C. financing statements or similar filings relating thereto, and

            (d) all of the Borrower's or any U.S. Subsidiary's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

            "Sierra" means Sierra International Inc., an Illinois corporation.
             ------

            "Sierra Acquisition Effective Date" is defined in Subpart 3.2 of
             ---------------------------------
      Amendment No. 8.

            "Sierra Mortgage" is defined in Subpart 3.2.3 of Amendment No. 8.
             ---------------

            "Sierra Stock Purchase Agreement" means the Stock Purchase
             -------------------------------
      Agreement, dated as of October 13, 1999, between the Borrower and Echlin Inc., a Connecticut corporation.


      SUBPART II.1.2. Section 1.1 of the Existing Credit Agreement is hereby further amended as follows:

            (a) by amending the definitions of "Applicable Commitment Fee Margin" and "Applicable Margin", in each case, by replacing the reference to "clause (c) of Section 7.1.1" each time it appears therein with a reference to "clause (b) of Section 7.1.1";

            (b) by amending the definition of "Indebtedness" by (i) deleting the word "and" which immediately follows clause (f) thereto, (ii) adding a new clause (g) thereto which shall read "(g) for purposes of calculating the Leverage Ratio and Total Debt, all Receivables Facility Outstandings (it being understood and agreed by the parties that for GAAP and other purposes, such Receivables Facility Outstandings shall not be deemed to be "Indebtedness"); and" and (iii) re-lettering the current clause (g) thereto as clause (h) thereto;

            (c) by amending the definition of "Interest Expense" by (i) replacing the phrase "including, without duplication," appearing therein with the phrase "including, without duplication, (i)" and (ii) replacing the "." appearing at the end of such definition with the phrase "and (ii) interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) in respect of the Permitted Receivables Transaction.";

            (d) by amending the definition of "Net Debt Proceeds" by replacing the reference to "clause (m) of Section 7.2.2" appearing therein with a reference to "clause (n) of Section 7.2.2";

            (e) by amending the definition of "Net Income" by adding a proviso prior to the "." at the end of such definition which shall provide:
      "provided, however, that following the Sierra Acquisition Effective Date, such net income for the first three Fiscal Quarters prior to the Sierra Acquisition Effective Date will, for all purposes other than the calculation of Excess Cash Flow, be calculated on a pro forma basis to give effect to the acquisition of Sierra as if such acquisition had occurred at the beginning of such period"; and

            (f) by amending the definition of "Total Debt" by replacing the reference to "clause (a), (b) or (c) of the definition of Indebtedness" appearing therein with a reference to "clauses (a), (b), (c) or (g) of the definition of Indebtedness".

      SUBPART II.2.  Amendment to Article VI.  Article VI of the Existing
                     -----------------------
Credit Agreement is hereby amended in accordance with Subpart 2.2.1.

                                                      -------------

      SUBPART II.2.1. A new Section 6.25 is hereby added to the Existing Credit Agreement immediately following Section 6.24 which shall provide as follows:

            "SECTION 6.25. Year 2000. Each Obligor has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Obligor may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole."

      SUBPART II.3.  Amendments to Article VII.  Article VII of the Existing
                     -------------------------
Credit Agreement is hereby amended in accordance with Subparts 2.3.1 through
                                                      --------------
Subpart 2.3.16.
---------------

      SUBPART II.3.1. Section 7.1.8 of the Existing Credit Agreement is hereby amended by replacing the phrase "upon any Person" appearing therein with the phrase "upon any Person (other than, at all times prior to the termination of the Permitted Receivables Transaction, Receivables Co.)".

      SUBPART II.3.2. Section 7.1.16 of the Existing Credit Agreement is hereby amended by replacing the word "Subsidiaries" each time such word appears therein with the phrase "Subsidiaries (other than, at all times prior to the termination of the Permitted Receivables Transaction, Receivables Co.)".

      SUBPART II.3.3. A new Section 7.1.19 is hereby added to the Existing Credit Agreement immediately following Section 7.1.18 which shall provide as follows:

            "SECTION 7.1.19. Sierra Real Estate Matters. Each of the Borrower and the Parent agrees to use its best efforts to obtain a Landlord Waiver and Consent Agreement, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Lease encumbering the Florida Property under which Sierra, the Borrower or any other Obligor is lessee."

      SUBPART II.3.4.  Effective upon the Sierra Acquisition Effective Date,
Section 7.1.19 is hereby amended in its entirety to read as follows:

            "SECTION 7.1.19. Sierra Real Estate Matters. The Borrower and the Parent agree to cause Sierra, no later than ninety (90) days after the Sierra Acquisition Effective Date, to:

                  (a) acquire the Illinois  Leased  Property  pursuant to and in accordance with the terms of the Illinois Lease. Immediately upon Sierra's acquisition of the Illinois Leased Property, the Borrower and the Parent agree to so notify the Administrative Agent and, at the Borrower's sole cost and expense, the Borrower shall, or shall cause Sierra to, (i) authorize the Administrative Agent to record the Mortgage Amendment, (ii) take all further actions necessary or required by the Administrative Agent, in its sole discretion, to cause said Illinois Leased Property to be subject to the Lien of the Sierra Mortgage and (iii) deliver to the Administrative Agent an endorsement to the mortgagee's title insurance policy with respect to the Illinois Fee Property, which endorsement shall insure that the Sierra Mortgage, as modified and spread by the Mortgage Amendment, constitutes a valid first priority Lien on the Illinois Fee Property and the Illinois Leased Property, free and clear of all Liens other than those approved by the Administrative Agent. If Sierra fails to exercise its option to acquire the Illinois Leased Property within the ninety (90) day period described above, then the Borrower and the Parent shall cause Sierra to immediately deliver to the Administrative Agent any instrument or documents required by the Administrative Agent, in its sole discretion, to create a valid first priority Lien on Sierra's leasehold interest in the Illinois Leased Property and any other instruments, agreements, insurance policies, surveys or other documents required by the Administrative Agent with respect to the Illinois Leased Property, including, without limitation, all of the documents described in Subpart 3.2.3 to Amendment No. 8; and

                  (b) obtain a Landlord  Waiver and Consent  Agreement,  in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Lease encumbering the Florida Property under which Sierra, the Borrower or any other Obligor is lessee."

      SUBPART II.3.5. Section 7.2.1 of the Existing Credit Agreement is hereby amended by replacing the word "Subsidiaries" which appears therein with the phrase "Subsidiaries (other than, at all times prior to the termination of the Permitted Receivables Transaction, Receivables Co.)".

      SUBPART II.3.6. Section 7.2.2 of the Existing Credit Agreement is hereby amended by (i) deleting the word "and" which immediately follows clause (l) thereto, (ii) adding a new clause (m) thereto which shall read "(m) without duplication, Indebtedness of the Borrower, its U.S. Subsidiaries (other than Receivables Co.) or Receivables Co., in each case, incurred in connection with the Permitted Receivables Transaction in an aggregate amount at any time not to exceed $35,000,000; and", (iii) re-lettering the current clause (m) thereto as clause (n) thereto and (iv) by deleting the phrase "(l) and (m)" appearing in the proviso thereto and replacing such phrase with the phrase "(l), (m) and
(n)".

      SUBPART II.3.7. Section 7.2.3 of the Existing Credit Agreement is hereby amended by (i) deleting the word "and" which immediately follows clause (h) thereto, (ii) adding a new clause (i) thereto which shall read "(i) Liens on Receivables and Related Rights of the Borrower or any U.S. Subsidiary; provided, that such Liens shall only be permitted to the extent that they solely cover Excluded Property (as such term is defined in the Security Agreements) and are created in connection with the Permitted Receivables Transaction; and", and
(iii) re-lettering the current clause (i) thereto as clause (j) thereto.

      SUBPART  II.3.8.  Effective upon the Sierra  Acquisition  Effective  Date,
Section 7.2.3 of the Existing Credit Agreement is hereby further amended by (i) deleting the word "and" which immediately follows clause (i) thereto, (ii) adding a new clause (j) thereto which shall read "(j) those certain Liens on assets of Sierra set forth on Schedule 4.8(a) of the Sierra Stock Purchase Agreement to the extent that such Liens extend solely to equipment leased by Sierra; and", and (iii) re-lettering the current clause (j) thereto as clause
(k) thereto.

      SUBPART II.3.9. Section 7.2.5 of the Existing Credit Agreement is hereby amended by (i) replacing the phrase "the Borrower's Investment existing on the Effective Date in its Subsidiaries" appearing in clause (a) thereof with the phrase "the Borrower's Investment (i) existing on the Effective Date in its Subsidiaries and (ii) in Receivables Co., by way of contributions to capital from time to time; provided, that such Investments in Receivables Co. shall (x) only be made in connection with, and subject to the terms of, the Permitted Receivables Transaction and (y) not in the aggregate exceed $3,000,000.00 (not more than $1,000,000.00 of which shall have been made in cash)", (ii) deleting clause (c) thereof in its entirety and replacing such clause with the following "without duplication, Investments (i) permitted as Indebtedness pursuant to clauses (d), (f), (h) and (k) of Section 7.2.2 and (ii) to the extent that Receivables Co. is not a Subsidiary of the Borrower, Investments in Receivables Co. in connection with the Permitted Receivables Transaction made by the Borrower and/or its Subsidiaries (x) on terms satisfactory to the Administrative Agent and (y) not in the aggregate to exceed $3,000,000.00 (not more than $1,000,000.00 of which shall have been made in cash)" and (iii) replacing the phrase "other Investments" appearing in clause (g) thereof with the phrase "other Investments (other than by Receivables Co.)".

      SUBPART II.3.10. Section 7.2.7 of the Existing Credit Agreement is hereby amended by replacing the phrase "other Subsidiaries of the Parent" appearing therein with the phrase "other Subsidiaries of the Parent (other than Receivables Co.)".

      SUBPART II.3.11. Section 7.2.10 of the Existing Credit Agreement is hereby amended by replacing the word "Subsidiary" appearing therein with the phrase "Subsidiary (other than Receivables Co.)".

      SUBPART II.3.12. Section 7.2.11 of the Existing Credit Agreement is hereby amended by replacing the phrase "or (iv) any assets of a Subsidiary of the Borrower to the Borrower" set forth in clause (c) thereof with the phrase "(iv) any assets of a Subsidiary of the Borrower to the Borrower, or (v) Receivables and Related Rights pursuant to the Permitted Receivables Transaction; provided, however, that notwithstanding the foregoing, the aggregate fair market value outstanding at any one time of Receivables and Related Rights which may be Disposed of pursuant to this clause (c)(v) shall not exceed $45,000,000.00".

      SUBPART II.3.13. Section 7.2.12 of the Existing Credit Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

            "SECTION 7.2.12. Modification of Certain Agreements. Neither the Borrower nor the Parent will, nor will they permit any of their respective Subsidiaries to, (a) consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Organic Document, the Borrower Preferred Stock, the Parent Subscription Agreement, the Borrower Subscription Agreement, the Subordinated Notes, other than any such amendment, supplement or other modification which is immaterial and which could not adversely affect the Administrative Agent or any Lender (it being understood and agreed that, in any event, any modification to the subordination provisions of, and any of the defined terms therein, including, but not limited to, the definition of "Specified Senior Indebtedness" of the Subordinated Notes shall be deemed to be material); or

            (b) without the prior written consent of the Required Lenders, consent to any material amendment, supplement, or other modification to any of the terms of the documents, instruments and agreements delivered in connection with the Permitted Receivables Transaction, other than any such amendment, modification or change which (x) would extend the maturity thereof or (y) does not in any way adversely affect the interests of the Managing Agents, the Lenders or the Issuer hereunder or under the Loan Documents (including, without limitation, amendments, modifications or changes of a technical or clarifying nature)."

      SUBPART II.3.14. Section 7.2.14 of the Existing Credit Agreement is hereby amended by (i) replacing the phrase "excluding this Agreement" appearing therein with the phrase "excluding (i) this Agreement", (ii) replacing the phrase "guaranteed by the Borrower" appearing therein with the phrase "guaranteed by the Borrower, (ii) in the case of clause (a)(i), restrictions contained in documents or agreements delivered in connection with the Permitted Receivables Transaction, provided that such restrictions are only effective against the Receivables and Related Rights financed or acquired thereby and (iii) in the case of clause (b), restrictions on Receivables Co. contained in documentation delivered for the Permitted Receivables Transaction (including, without limitation, the operating agreement and other Organic Documents of Receivables Co.)", (iii) replacing the phrase "the creation" appearing in clause (a) thereof with the phrase "the (i) creation" and (iv) replacing the phrase "or the ability" appearing in clause (a) thereof with the phrase "or (ii) ability".

      SUBPART II.3.15. Section 7.2.15 of the Existing Credit Agreement is hereby amended by replacing the phrase "payable to independent directors, or (v)" appearing therein with the phrase "payable to independent directors, (v) reasonable fees payable in connection with the Permitted Receivables Transaction, or (vi)".

      SUBPART II.3.16. Section 7.2.20 of the Existing Credit Agreement is hereby amended by replacing the phrase "any U.S. Subsidiaries" appearing therein with the phrase "any U.S. Subsidiaries (other than Receivables Co.)".

      SUBPART II.4.  Amendment to Article VIII.  Article VIII of the Existing
                     -------------------------
Credit Agreement is hereby amended by inserting a new Section 8.1.11 therein which provides as follows:

            "SECTION 8.1.11. Termination of Permitted Receivables Transaction. Any event or circumstance shall occur which permits or requires the Persons purchasing, or financing the purchase of, eligible Receivables and Related Rights under the Permitted Receivables Transaction to stop so purchasing or financing such Receivables and Related Rights, other than by reason of the occurrence of the stated expiry date of the Permitted Receivables Transaction; provided, that any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such Receivables and Related Rights have been given or have expired, as the case may be."

      SUBPART II.5.  Amendment to Article XI.  Article XI of the Existing
                     -----------------------
Credit Agreement

is hereby amended in accordance with Subpart 2.5.1.
                                     -------------

      SUBPART II.5.1. Section 11.1 of the Existing Credit Agreement is hereby amended by replacing the phrase "except as otherwise specifically provided in any Loan Document" appearing in clause (b) thereof with the phrase "except as otherwise specifically provided in any Loan Document (including the sale or transfer of Receivables and Related Rights in accordance with the Permitted Receivables Transaction)".

      SUBPART II.6.  Additional Conforming Amendments to Exhibits to Credit
                     ------------------------------------------------------
Agreement.
---------

      SUBPART II.6.1. Exhibit F (Form of Compliance Certificate) to the Credit Agreement is hereby amended by replacing Attachments 1 and 3 thereto with Attachments 1 and 3 attached hereto as Annex 1.

      SUBPART II.7.  Waiver Regarding Section 3.1.2 of the Existing Credit
                     -----------------------------------------------------
Agreement ("Mandatory Repayments and Prepayments").  Notwithstanding anything
--------------------------------------------------
to the contrary contained in the Existing Credit Agreement (including the definition of the term "Net Disposition Proceeds" or Section 3.1.2 thereto), the Lenders hereby waive any mandatory prepayment event which would otherwise arise in connection with the sale or transfer of Receivables and Related Rights to Receivables Co. or by Receivables Co. to the Conduit.

      SUBPART II.8. Waiver Regarding Section 7.1.8 of the Existing Credit Agreement ("Future Subsidiaries"). Effective upon the Sierra Acquisition Effective Date, notwithstanding anything to the contrary contained in the Existing Credit Agreement (including Section 7.1.8 thereto), the Lenders hereby waive any requirement that, in connection with the acquisition by the Borrower of Sierra pursuant to the terms and conditions contained in the Sierra Stock Purchase Agreement, the Liens set forth on Schedule 4.8(a) of such agreement be released to the extent that such Liens extend solely to equipment leased by Sierra.

      SUBPART II.9. Consent Regarding Partial Release of Liens. Each of the Lenders hereby authorizes and directs the Administrative Agent to release and terminate, at the Borrower's expense and without representation or warranty of any kind by any Lender or any Managing Agent, all Liens and security interests in and to all Receivables and Related Rights previously granted by the Obligors under any Security Agreement in favor of the Administrative Agent and the Lenders to the extent (and only to the extent) such Receivables and Related Rights are sold, or purported to be sold, pursuant to the Permitted Receivables Transaction. The Administrative Agent will, at the Borrower's expense and without representation or warranty (and the Lenders hereby authorize and direct the Administrative Agent to) deliver to the Borrower executed copies of Uniform Commercial Code (Form U.C.C.-3) amendment statements or similar instruments with respect to each of the filings previously made pursuant to a Security Agreement (as such term is defined in the Credit Agreement) necessary to give effect to the release of the Liens set forth in this Subpart.

                                    PART III

                           CONDITIONS TO EFFECTIVENESS

      SUBPART III.1. This Amendment shall become effective on the date (the "Eighth Amendment Effective Date") when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent.

      SUBPART III.1.1.  Execution of Counterparts.  The Administrative Agent
                        -------------------------
shall have received copies of this Amendment, duly executed and delivered by the Borrower, the Parent and the Lenders.

      SUBPART III.1.2. Resolutions, etc. The Administrative Agent shall have received from the Borrower and each other Obligor a certificate, dated the Eighth Amendment Effective Date, of its Secretary or Assistant Secretary as to resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Loan Document to be executed by such Obligor.

      SUBPART III.1.3.  Affirmation and Consent.  The Administrative Agent
                        -----------------------
shall  have  received  an   affirmation   and  consent  in  form  and  substance
satisfactory to it, duly executed and delivered by each Subsidiary Guarantor.

      SUBPART III.1.4. Pro Forma Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a Compliance Certificate (which Compliance Certificate shall be prepared by using Attachments 1 and 3 attached hereto as Annex 1) giving pro forma effect to the initial funding of the Permitted Receivables Transaction, dated the Eighth Amendment Effective Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting Authorized Officer of the Borrower, and such Compliance Certificate shall be satisfactory in form and substance to the Administrative Agent.

      SUBPART III.1.5. Documents Relating to Permitted Receivables Transaction. The Administrative Agent shall have received (with copies for each of the Lenders) true and correct executed copies, certified by the Borrower, of the Receivables Purchase Agreement and the Purchase and Sale Agreement relating to the transactions contemplated under the Permitted Receivables Transaction (and all schedules, exhibits and attachments to either agreement), all of the foregoing (including as to the expiration date, term, conditions and structure (including the legal and organizational structure of Receivables Co. and the restrictions imposed on its activities) of the Permitted Receivables Transaction) in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders.

      SUBPART III.1.6.  Opinions of Counsel.  The Administrative Agent shall
                        -------------------
have received such opinions, each dated the Eighth Amendment Effective Date, in form and substance and from counsel satisfactory to, and as may be required by, the Administrative Agent and each of the Lenders.

      SUBPART III.1.7. Reliance Letters. The Administrative Agent shall have received reliance letters, dated the Eighth Amendment Effective Date and addressed to the Administrative Agent and each of the Lenders in respect of each of the legal opinions delivered in connection with the transactions contemplated under the Permitted Receivables Transaction.

      SUBPART III.1.8. Satisfactory Legal Form. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

      SUBPART III.2. The amendments, waivers and other modifications contained herein relating to Sierra shall become effective on the date (the "Sierra Acquisition Effective Date") when all of the following conditions have been satisfied to the satisfaction of the Administrative Agent (which date shall be no later than the date of the closing of the Sierra Stock Purchase Agreement).

      SUBPART III.2.1. Resolutions, etc. The Administrative Agent shall have received (i) a copy of a good standing certificate, dated a date reasonably close to the Sierra Acquisition Effective Date, for Sierra and (ii) from Sierra a certificate, dated a date reasonably close to the Sierra Acquisition Effective Date, of its Secretary or Assistant Secretary as to:

            (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by Sierra;

            (b)  each Organic Document of Sierra; and

            (c) the incumbency and signatures of the officers of Sierra authorized to act with respect to each Loan Document as is to be executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of Sierra canceling or amending such prior certificate.

      SUBPART III.2.2. Security Documents Relating to Sierra Acquisition, etc. The Administrative Agent shall have received fully executed copies of each of the following documents: (a) a Supplement to the Borrower Pledge Agreement, pursuant to which the Borrower shall pledge to the Administrative Agent for the benefit of the Lender Parties, inter alia, the capital stock of Sierra, (b) a Supplement to the Subsidiary Guaranty, pursuant to which Sierra shall become party to the Subsidiary Guaranty, and (c) a Supplement to the Subsidiary Security Agreement, pursuant to which Sierra shall become party to the Subsidiary Security Agreement, and, as applicable, appropriate trademark, copyright and patent security supplements executed by Sierra (in each case, together with all schedules and annexes referenced therein) and (d) U.C.C.-1 Financing Statements naming Sierra as the debtor and the Administrative Agent as the secured party, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent. The Administrative Agent shall have also received certified copies of Uniform Commercial Code Requests for Information or Copies (Form U.C.C.-11), certified by the Borrower, dated a date reasonably near (but prior to) the Sierra Acquisition Effective Date of Sierra, listing all effective financing statements, tax liens and judgment liens which name Sierra as the debtor.

      SUBPART III.2.3. Real Estate Documents Relating to Sierra Acquisition, etc. The Administrative Agent shall have received fully executed copies of each of the following documents, each in form and substance reasonably satisfactory to the Administrative Agent, or shall have received evidence, satisfactory to the Administrative Agent, of the Borrower's or any other Obligor's compliance with each of the following conditions:

            (a) a real estate mortgage (the "Sierra Mortgage"), substantially in the form of Exhibit J to the Existing Credit Agreement, encumbering all of Sierra's right, title and interest in and to that certain real property owned by Sierra and located in Litchfield, Illinois (the "Illinois Fee Property"; the Illinois Fee Property, the Illinois Leased Property (as defined below) and the property leased by Sierra located in Clearwater, Florida are sometimes hereinafter referred to as the "Real Property"), together with (i) evidence of the completion of all recordings and filings of the Sierra Mortgage (and related U.C.C. financing statements and fixture filings) as may be necessary or, in the opinion of the Administrative Agent, desirable to effectively create a valid first priority mortgage Lien against the Illinois Fee Property and (ii) such other approvals, opinions or documents in connection therewith as the Administrative Agent may reasonably request;

            (b) a First Amendment to the Sierra Mortgage (the "Mortgage Amendment"), which Mortgage Amendment shall, upon its recordation, spread the Lien of the Sierra Mortgage to encumber that certain parcel of land and the improvements located thereon situated in Litchfield, Illinois (the "Illinois Leased Property"), which Illinois Leased Property is presently owned by The City of Litchfield Illinois and leased to Sierra pursuant to that certain Lease Agreement, dated as of December 1, 1976 (the "Illinois Lease") and forms a part of and is contiguous to the manufacturing and warehouse facilities located on the Illinois Fee Property.

            (c) a mortgagees' title insurance policy satisfactory to the Administrative Agent and from an independent title insurer satisfactory to the Administrative Agent (the "Title Insurer"), with respect to the Illinois Fee Property, insuring that title to such Illinois Fee Property is marketable and that the interests created by the Sierra Mortgage constitute valid first priority Lien thereon free and clear of all defects and encumbrances, and such other matters reasonably approved by the Administrative Agent, and such policies shall also include a revolving credit endorsement, comprehensive endorsement, variable rate endorsement, zoning endorsements (with parking), access and utilities endorsements, a mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request;

            (d) an "as  built"  survey  for  each  parcel  of the  Illinois  Fee
      Property and the Illinois Leased Property, certified to and satisfactory to the Administrative Agent and the Title Insurer by a surveyor reasonably satisfactory to the Administrative Agent and registered in the state of Illinois, which survey shall (i) be of recent date, in the reasonable judgment of the Administrative Agent, (ii) contain the minimum detail for land surveys as most recently adopted by ALTA/ACSM, (iii) comply with the Administrative Agent's survey requirements, (iv) show a "metes and bounds" and/or "block and lot" legal description and (v) contain the Administrative Agent's standard form certification to the Administrative Agent and the Title Insurer;

            (e) Phase One Environmental Site Assessments (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process, E 1527) of each parcel of Real Property and such other reports and other information, in form, scope and substance satisfactory to the Administrative Agent regarding environmental matters relating to Sierra and each parcel of Real Property, which environmental site assessments shall (by their terms or pursuant to a separate agreement) expressly permit the Administrative Agent and the Lenders to rely thereon;

            (f) copies of any lease or other rental or occupancy agreements (the "Leases"), certified to the Administrative Agent, with respect to any Real Property or any portion thereof under which Sierra, the Borrower or any other Obligor is either the lessee or the lessor;

            (g) Subordination, Non-Disturbance and Attornment Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Lease encumbering a parcel of Real Property under which Sierra, the Borrower or any other Obligor is the lessor;

            (h) Landlord Waiver and Consent Agreements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Lease encumbering the Illinois Fee Property under which Sierra, the Borrower or any other Obligor is the lessee;

            (i) an opinion of counsel to the Borrower in the state of Illinois as to the enforceability of the Sierra Mortgage and each other Loan Document which creates or perfects a security interest and such other matters as the Administrative Agent may require; and

            (j) evidence of payment in full by the Borrower of all premiums, title examination, survey, departmental violations, judgment and U.C.C. search charges, mortgage recording taxes and fees, and other taxes, charges and fees payable in connection with the issuance of any title insurance policy, the recording of any Sierra Mortgage or the delivery of any survey or environmental report required under this Subpart 3.1.5.

      SUBPART III.2.4.  Opinions of Counsel.  The Administrative Agent shall
                        -------------------
have received such opinions, each dated the Sierra Acquisition Effective Date, in form and substance and from counsel satisfactory to, and as may be required by, the Administrative Agent and each of the Lenders.

      SUBPART III.2.5. Satisfactory Legal Form. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

                                     PART IV

                         REPRESENTATIONS AND WARRANTIES

      In order to  induce  the  Lenders  and the  Issuers  to  enter  into  this
Amendment,   the  Borrower  and  the  Parent   represent   and  warrant  to  the
Administrative Agent, each Issuer and each Lender as set forth in this Part.

      SUBPART IV.1. Compliance with Warranties. After giving effect to the terms of this Amendment, (a) the representations and warranties set forth herein, in
Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects with the same effect as if made on and as of the date hereof (unless stated to relate solely to an earlier date, in which case they were true and correct as of such earlier date) and (b) the Borrower shall be in full compliance with Article 4 of the Subordinated Note Indenture.

      SUBPART IV.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower and the Parent of this Amendment and other documents delivered pursuant hereto are within the Borrower's and the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene either the Borrower's or the Parent's Organic Documents, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting either the Borrower or the Parent, or (iii) result in, or require the creation or imposition of, any Lien (except as contemplated in or created by the Loan Documents).

      SUBPART IV.3. Validity, etc. This Amendment has been duly executed and delivered by the Borrower and the Parent and constitutes the legal, valid and binding obligation of the Borrower and the Parent enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

      SUBPART IV.4.  Compliance With Existing Credit Agreement.  As of the
                     -----------------------------------------
Eighth Amendment Effective Date, both before and after giving effect to the terms of this Amendment, no Default has occurred and is continuing.

                                     PART V

                            MISCELLANEOUS PROVISIONS

      SUBPART V.1. Ratification of and Limited Amendment to the Credit Agreement. The Existing Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect by the parties hereto. Except as specifically amended or modified herein, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent and the Lenders nor shall the entering into of this Amendment preclude the Lenders from refusing to enter into any further or future amendments.

      SECTION V.2. Consent and Acknowledgment of Guarantors, etc. By its signature below, the Parent, in its capacity as a guarantor and as grantor of collateral security under certain Loan Documents, hereby acknowledges, consents and agrees to this Amendment and hereby ratifies and confirms its obligations under its guaranty and each Loan Document executed and delivered by it in all respects.

      SUBPART V.3. Credit Agreement, References, etc. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Credit Agreement as amended hereby. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Existing Credit Agreement as amended by this Amendment.

      SUBPART V.4.  Expenses.  The Borrower agrees to pay all out-of-pocket
                    --------
expenses incurred by the Administrative Agent (including fees and expenses of counsel to the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment.

      SUBPART V.5. Headings; Counterparts. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof. This Amendment may be signed in any number of separate counterparts, each of which shall be an original, and all of which taken together shall constitute one instrument.

      SUBPART V.6. Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

      SUBPART V.7.  Loan Document Pursuant to Credit Agreement.  This
                    ------------------------------------------
Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.